SELECTED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following table sets forth selected unaudited pro forma combined financial information of the Bancorp giving effect to the reorganization as if it had occurred on September 30, 2004 and December 31, 2003, with respect to balance sheet data, and as of the beginning of the nine months ended September 30, 2004 and the year ended December 31, 2003, with respect to operating data. The unaudited pro forma combined financial information does not purport to be indicative of the combined financial position or results of operations for future periods or indicative of the results that actually would have been realized had the entities been a single entity during these periods.

Unaudited Pro Forma Combined Balance Sheets as of September 30, 2004 and December 31, 2003

	September 30,			September 30,
	2004			2004
	(unaudited)	Adjustments		(as adjusted)

ASSETS		(in thousands)
Cash and cash equivalents
Cash and due from banks	$8,402			$8,402
Interest bearing deposits	2,766			2,766
Federal funds sold	53,604			53,604

Total cash and cash equivalents	64,772			64,772

Investments, available-for-sale	113,810			113,810
Loans, net	344,320			344,320
Premises and equipment, net	2,847			2,847
Accrued interest receivable	2,135			2,135
Other assets	4,409			4,409

Total assets	$532,293			$532,293

LIABILITIES
Deposits
Demand (non-interest bearing)	$47,862			47,862
Savings, money market and interest checking	174,080			174,080
Time deposits	129,156			129,156
Time deposits, $100,000 and over	7,953			7,953

Total deposits	359,051			359,051

Securities sold under agreements to repurchase	2,372			2,372
Federal Home Loan Bank advances	45,000			45,000
Accrued interest payable	204			204
Subordinated debt	5,413			5,413
Other liabilities	913			913

Total liabilities	412,953			412,953

Minority interest	84,430	(84,430	)(1)	—

SHAREHOLDER’S EQUITY
Preferred stock -authorized 5,000,000 shares;	11			11
issued shares 1,116,533 at June 30, 2004
Common stock – authorized, 30,000,000 shares of $1.00 par
value; issued shares 2,541,384 at June 30, 2004	3,622	8,266	(1)	11,888
Additional paid-in capital	43,069	76,164	(1)	119,233
Accumulated deficit	(11,274)			(11,274)
Accumulated other comprehensive loss	(518)			(518)

Total shareholder’s equity	34,910			119,340

Total liabilities and shareholder’s equity	$532,293			$532,293

				December 31,
	December 31,			2003
	2003	Adjustments		(as adjusted)

ASSETS		(in thousands)
Cash and cash equivalents
Cash and due from banks	$11,650			$11,650
Interest bearing deposits	1,027			1,027
Federal funds sold	29,506	83,148	(2)	112,654

Total cash and cash equivalents	42,183			125,331

Investments, available-for-sale	24,387			24,387
Loans, net	230,406			230,406
Premises and equipment, net	2,377			2,377
Accrued interest receivable	1,219			1,219
Other assets	3,589			3,589

Total assets	$304,161			$387,309

LIABILITIES
Deposits
Demand (non-interest bearing)	$48,006			48,006
Savings, money market and interest checking	111,438			111,438
Time deposits	104,410			104,410
Time deposits, $100,000 and over	12,911			12,911

Total deposits	276,765			276,765

Securities sold under agreements to repurchase	3			3
Federal Home Loan Bank advances	—			—
Accrued interest payable	218			218
Subordinated debt	—			—
Other liabilities	252			252

Total liabilities	277,238			277,238

Guaranteed preferred interest in Company’s
subordinated debentures	5,250			5,250
Minority interest	—			—

SHAREHOLDER’S EQUITY
Preferred stock -authorized 5,000,000 shares;	11			11
issued shares 1,083,753 at December 31, 2004
Common stock – authorized, 30,000,000 shares of $1.00 par
value; issued shares 2,284,200 at March 31, 2004 and
9,014,860 as adjusted	2,284	8,625	(2)	10,909
Additional paid-in capital	30,369	74,523	(2)	104,892
Accumulated deficit	(10,835)			(10,835)
Accumulated other comprehensive loss	(156)			(156)

Total shareholder’s equity	21,673			104,821

Total liabilities and shareholder’s equity	$304,161			$387,309

Unaudited Pro Forma Combined Income Statement for the nine months ended September 30, 2004

	For the nine			For the nine
	months ended			months ended
	September 30, 2004			September 30, 2004
	(unaudited)	Adjustments		(as adjusted)

Interest income
Loans, including fees	$13,344			$13,344
Investment securities	3,367			3,367
Federal funds sold	290			290
Interest bearing deposits	19			19

	17,020			17,020

Interest expense
Deposits	4,176			4,176
Securities sold under agreements to repurchase	15			15
Subordinated debt	266			266
Federal Home Loan Bank advances	413			413

	4,870			4,870

Net interest income	12,150			12,150
Provision for loan and lease losses	982			982

Net interest income after provision for
loan and lease losses	11,168			11,168

Non-interest income
Service fees on deposit accounts	544			544
Merchant credit card deposit fees	4,833			4,833
Gain on sales of investment securities	481			481
Leasing income	152			152
Other	499			499

Total non-interest income	6,509			6,509

Non-interest expense
Salaries and employee benefits	5,901			5,901
Occupancy expense	1,229			1,229
Merchant credit card deposit	4,346			4,346
Data processing expense	745			745
Advertising	336			336
Professional fees	326			326
Other	2,909			2,909
Reorganization expense	109			109

Total non-interest expense	15,901			15,901

Net income before minority interests	1,776			1,776
Minority interests	1,553	1,553	(3)	—

Net income	223			1,776

Less preferred stock dividends and accretion	(599)			(599)
Income allocated to Series A preferred shareholders	—			(153)

Net (loss) income available to common shareholders	$(376)			$1,024

Net (loss) income per share – basic	$(0.10)			$0.08

Net (loss) income per share – diluted	$(0.10)			$0.08

Weighted average shares – basic	3,793,053	8,265,625	(1)	12,058,678
Weighted average shares – diluted	3,793,053	87,883	(4)	12,153,369
		6,808	(5)

(1)	Adjustment to convert the common stock of the Bank held by public shareholders to shares of Bancorp common stock at an exchange rate of 1.15 shares of Bancorp common stock for each share of Bank common stock.

Bank’s common shares September 30, 2004	10,687,500
Less: shares owned by Bancorp	(3,500,000)

Shares owned by public shareholders	7,187,500
Exchange rate	1.15	X

Adjusted shares to be issued	8,265,625
Minority interest at September 30, 2004	$84,430,000
Common stock $1.00 par value adjusted shares	8,265,625

Additional paid in capital	$76,164,375

(2)	Adjustment to convert the common stock of the Bank held by public shareholders to shares of Bancorp common stock at an exchange rate of 1.15 shares of Bancorp common stock for each share of Bank common stock:

Bank’s common shares December 31, 2003	10,687,500
Less: shares owned by Bancorp	(3,500,000)

Shares owned by public shareholders	7,187,500
Exchange rate	1.15	X

Adjusted shares to be issued	8,265,625
Proceeds from the issuance of Bank common stock on February 6, 2004, net of offering costs	$82,883,000
Common stock $1.00 par value adjusted shares	8,265,625

Additional paid in capital	$74,617,375

(3)	Reversal of minority interest as a result of conversion of Bank common stock to Bancorp common stock.

(4)	Inclusion of Bancorp stock options and warrants as a result of net income after adjustment for elimination of minority interest.

(5)	Conversion of stock options issued by the Bank into the Bancorp stock options at an exchange rate of 1.15 Bancorp common shares for each Bank common share:

Bank options (exercise price of $12.50)	501,000
Exchange rate	1.15	X

Adjusted stock options	576,150
Adjusted exercise price	$10.87